Exhibit 99.1

NEWS RELEASE

Visteon Announces First-Quarter 2019 Results

•	Sales of $737 million

•	Net income of $14 million

•	Adjusted EBITDA of $41 million

•	Awarded $1.4 billion in new business; one-third for electric vehicles

•	Driven by digital clusters, displays and SmartCore ™

•	Won first battery management system for electric vehicles

•	Expanded business in commercial vehicle segment

VAN BUREN TOWNSHIP, Mich., April 25, 2019 — Visteon Corporation (NASDAQ: VC) today announced first-quarter 2019 results, reporting net income attributable to Visteon of $14 million or $0.49 per diluted share, compared with $65 million or $2.11 per diluted share in the first quarter of 2018.

First-quarter 2019 sales were $737 million, compared with $814 million in the first quarter of 2018. The decrease of $77 million is primarily due to unfavorable vehicle production volumes, customer pricing net of design changes, and unfavorable currency, partially offset by new business. Gross margin for the first quarter of 2019 was $66 million, compared with $129 million in the first quarter of 2018. The decrease is primarily due to lower sales, launch challenges with a curved center information display, inefficiencies associated with a plant transfer in Mexico, and timing of engineering expense.

During the first quarter, global vehicle manufacturers awarded Visteon new business of $1.4 billion in lifetime sales. New business win growth was driven by next-generation digital products, primarily all-digital clusters, advanced displays and SmartCore™. U.S.-based vehicle manufacturers accounted for half of the first-quarter total.

“Sales were in line with our expectations, despite the challenging vehicle production environment,” said Visteon President and CEO Sachin Lawande. “The operational challenges that affected our margins are expected to diminish and be largely resolved in the second and third quarters. Our new business wins were strong and well-aligned with key industry technology trends, with one-third for electric vehicles including battery management systems. We are also pleased to extend our success in the commercial vehicle segment with the addition of a second heavy-duty truck customer.”

First Quarter in Review

Sales totaled $737 million and $814 million during the first quarter of 2019 and 2018, respectively. On a regional basis, in the first quarter of 2019 Europe accounted for 33 percent of sales, the Americas 24 percent, China Domestic 14 percent, China Export 9 percent, and Other Asia-Pacific 20 percent.

Gross margin for the first quarter of 2019 and 2018 was $66 million and $129 million, respectively. Adjusted EBITDA, a non-GAAP measure as defined below, was $41 million for the first quarter of 2019, compared with $104 million for the same quarter last year. Adjusted EBITDA margin was 5.6 percent for the first quarter of 2019, 720 basis points lower than the same period in the prior year.

For the first quarter of 2019, net income attributable to Visteon was $14 million or $0.49 per diluted share, compared with $65 million or $2.11 per diluted share for the same period in 2018. Adjusted net income, which excludes restructuring charges and discontinued operations, was $15 million or $0.53 per diluted share for the first quarter of 2019, compared with $64 million or $2.08 per diluted share for the same period in 2018. The company had 28.5 million of diluted shares of common stock outstanding as of March 31, 2019, and is authorized to purchase an additional $400 million of shares through Dec. 31, 2020.

Cash and Debt Balances

As of March 31, 2019, Visteon had cash totaling $435 million. Total debt as of March 31, 2019, was $404 million.

For the first quarter of 2019, cash provided from operations was $4 million and capital expenditures were $37 million. Total Visteon adjusted free cash flow, a non-GAAP financial measure as defined below, for the first quarter was a use of $30 million, compared with $48 million provided during the first quarter of 2018.

Full-Year 2019 Outlook

Visteon updated its full-year 2019 guidance, with sales in the range of $2.90 billion to $3.00 billion, adjusted EBITDA in the range of $245 million to $270 million, and adjusted free cash flow in the range of $45 million to $70 million.

About Visteon

Visteon is a global technology company that designs, engineers and manufactures innovative cockpit electronics and connected car solutions for the world’s major vehicle manufacturers. Visteon is driving the smart, learning, digital cockpit of the future, to improve safety and the user experience. Visteon is a global leader in cockpit electronic products including digital instrument clusters, information displays, infotainment, head-up displays, telematics, SmartCore™ cockpit domain controllers, and the DriveCore™ autonomous driving platform. Visteon also delivers artificial intelligence-based technologies, connected car, cybersecurity, interior sensing, embedded multimedia and smartphone connectivity software solutions. Headquartered in Van Buren Township, Michigan, Visteon has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon had sales of approximately $3 billion in 2018. Learn more at www.visteon.com.

Conference Call and Presentation

Today, Thursday, Apr. 25, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.

The dial-in numbers to participate in the call are:

U.S./Canada: 866-411-5196

Outside U.S./Canada: 970-297-2404

(Call approximately 10 minutes before the start of the conference.)

The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the investors section of Visteon’s website. A news release on Visteon’s first-quarter results will be available in the news section of the website.

A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 (toll-free from the U.S. and Canada) or 404-537-3406 (international). The conference ID for the phone replay is 6797470. The phone replay will be available for one week following the conference call.

Forward-looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to: (1) conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers, including work stoppages, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest; (2) our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms; (3) our ability to satisfy pension and other post-employment benefit obligations; (4) our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis; (5) our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated; (6) general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; (7) the timing and expenses related to internal restructuring, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations; (8) increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and (9) those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2018).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Use of Non-GAAP Financial Information

This press release contains information about Visteon’s financial results which is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these comparable GAAP financial measures for 2018 is not intended to indicate that Visteon is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Follow Visteon:

Contacts:

Media:

Jim Fisher

734-710-5557

734-417-6184 – mobile

jfishe89@visteon.com

Investors:

Kris Doyle

734-710-7893

kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Millions, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31
	2019	2018
Sales	$737	$814
Cost of sales	(671)	(685)

Gross margin	66	129
Selling, general and administrative expenses	(57)	(44)
Restructuring expense	(1)	(5)
Interest expense, net	(2)	(2)
Equity in net income of non-consolidated affiliates	3	3
Other income, net	2	7

Income before income taxes	11	88
Benefit (provision) for income taxes	5	(21)

Net income from continuing operations	16	67
Income from discontinued operations, net of tax	—	2

Net income	16	69
Net income attributable to non-controlling interests	(2)	(4)

Net income attributable to Visteon Corporation	$14	$65

Earnings per share data:
Basic earnings per share
Continuing operations	$0.50	$2.07
Discontinued operations	—	0.07

Basic earnings per share attributable to Visteon Corporation	$0.50	$2.14

Diluted earnings per share
Continuing operations	$0.49	$2.05
Discontinued operations	—	0.06

Diluted earnings per share attributable to Visteon Corporation	$0.49	$2.11

Average shares outstanding (in millions)
Basic	28.2	30.5
Diluted	28.4	30.8

Comprehensive income:
Comprehensive income	$21	$92
Comprehensive income attributable to Visteon Corporation	$18	$82

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

(Unaudited)

	March 31	December 31
	2019	2018
ASSETS
Cash and equivalents	$432	$463
Restricted cash	3	4
Accounts receivable, net	484	486
Inventories, net	195	184
Other current assets	169	159

Total current assets	1,283	1,296

Property and equipment, net	406	397
Intangible assets, net	128	129
Right to use assets	167	—
Investments in non-consolidated affiliates	45	42
Other non-current assets	153	143

Total assets	$2,182	$2,007

LIABILITIES AND EQUITY
Short-term debt, including current portion of long-term debt	$56	$57
Accounts payable	440	436
Accrued employee liabilities	67	67
Current lease liabilities	28	—
Other current liabilities	148	161

Total current liabilities	739	721

Long-term debt	348	348
Employee benefits	255	257
Non-current lease liabilities	142	—
Deferred tax liabilities	24	23
Other non-current liabilities	69	76

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,332	1,335
Retained earnings	1,623	1,609
Accumulated other comprehensive loss	(212)	(216)
Treasury stock	(2,257)	(2,264)

Total Visteon Corporation stockholders’ equity	487	465
Non-controlling interests	118	117

Total equity	605	582

Total liabilities and equity	$2,182	$2,007

VISTEON CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

(Unaudited)

	Three Months Ended
	March 31
	2019	2018
OPERATING
Net income	$16	$69
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	25	22
Equity in net income of non-consolidated affiliates, net of dividends remitted	(3)	(3)
Non-cash stock-based compensation	5	(6)
Operating leases, net	3	—
Gains on transactions	—	(3)
Changes in assets and liabilities:
Accounts receivable	3	48
Inventories	(11)	(6)
Accounts payable	9	30
Other assets and other liabilities	(43)	(70)

Net cash provided from operating activities	4	81
INVESTING
Capital expenditures, including intangibles	(37)	(44)
Loan repayments from non-consolidated affiliates	2	2
Other	1	1

Net cash used by investing activities	(34)	(41)
FINANCING
Short-term debt, net	(2)	(12)
Distribution payments	—	(14)
Repurchase of common stock	—	(200)
Other	—	(4)

Net cash used by financing activities	(2)	(230)
Effect of exchange rate changes on cash	—	7

Net decrease in cash	(32)	(183)
Cash and restricted cash at beginning of the period	467	709

Cash and restricted cash at end of the period	$435	$526

The Company has combined cash flows from discontinued operations and continuing operations within the operating and investing categories.

VISTEON CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, Dollars in Millions)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company’s performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company’s operating activities across reporting periods. The Company defines Adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company’s ongoing operations. Because not all companies use identical calculations, this presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31		Full Year
	2019	2018	2019
Visteon:
Net income attributable to Visteon Corporation	$14	$65	$59 - $79
Depreciation and amortization	25	22	97
Restructuring expense	1	5	25
Interest expense, net	2	2	9
Equity in net income of non-consolidated affiliates	(3)	(3)	(12)
(Benefit) provision for income taxes	(5)	21	35 - 40
Income from discontinued operations, net of tax	—	(2)	—
Net income attributable to non-controlling interests	2	4	12
Non-cash, stock-based compensation expense	5	(6)	20
Other	—	(4)	—

Adjusted EBITDA	$41	$104	$245 - $270

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses Adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company’s business strategies, and (iii) because the Company’s credit agreements use similar measures for compliance with certain covenants.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and Adjusted free cash flow are presented as supplemental measures of the Company’s liquidity that management believes are useful to investors in analyzing the Company’s ability to service and repay its debt. The Company defines Free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines Adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and Adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of Free cash flow and Adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Estimated
	March 31		Full Year
	2019	2018	2019
Total Visteon:
Cash provided from operating activities	$4	$81	$165 - $180
Capital expenditures, including intangibles	(37)	(44)	(145 - 135)

Free cash flow	$(33)	$37	$25 - $45
Restructuring related payments	3	11	25 - 25

Adjusted free cash flow	$(30)	$48	$45 - $70

Free cash flow and Adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and Adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses Free cash flow and Adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and Adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company’s profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines Adjusted net income as net income attributable to Visteon adjusted to eliminate the impact of restructuring expense, loss on divestiture, gain on non-consolidated affiliate transactions, other net expenses, discontinued operations, other gains and losses not reflective of the Company’s ongoing operations and related tax effects. The Company defines Adjusted earnings per share as Adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of Adjusted net income and Adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended March 31
	2019	2018
Net income attributable to Visteon:
Net income	$14	$63
Discontinued operations	—	2

Net income attributable to Visteon	$14	$65

	Three Months Ended March 31
	2019	2018
Diluted earnings per share:
Net income attributable to Visteon	$14	$65
Average shares outstanding, diluted (in millions)	28.4	30.8

Diluted earnings per share	$0.49	$2.11

Adjusted earnings per share:
Net income attributable to Visteon	$14	$65
Restructuring, net	1	5
Other	—	(4)
Income from discontinued operations, net of tax	—	(2)

Adjusted net income	$15	$64
Average shares outstanding, diluted (in millions)	28.4	30.8

Adjusted earnings per share	$0.53	$2.08

Adjusted net income and Adjusted earnings per share are not recognized terms under U.S. GAAP and do not purport to be a substitute for profitability. Adjusted net income and Adjusted earnings per share have limitations as analytical tools as they do not consider certain restructuring and transaction-related payments and/or expenses. In addition, the Company uses Adjusted net income and Adjusted earnings per share for internal planning and forecasting purposes.